Exhibit 10.1

456 North Fifth Street, Philadelphia, PA  19123

Tel. (215) 873-2200; Fax (215) 873-0869; Website www.motherswork.com

March 28, 2008

Dan W. Matthias Via Hand Delivery	Rebecca C. Matthias Via Hand Delivery
Wachovia Bank, National Association 227 West Trade Street •Suite 1550 Charlotte, NC 28202-1675 Attn: Dawn S. Puky, Vice President

Re:      Permitted Rabbi Trust Withdrawal

Dear Dan, Rebecca and Ms. Puky:

Reference is hereby made to the Supplemental Retirement Agreement between the Company and Dan Matthias dated March 2, 2007 (the “DM SERP”), the Supplemental Retirement Agreement between the Company and Rebecca Matthias dated March 2, 2007 (the “RM SERP”), the related Trust Agreement for Supplemental Retirement Agreements between the Company and Wachovia Bank (the “Trustee”) dated April 27, 2007 (the “Rabbi Trust Agreement”) and the related grantor trust created by the Rabbi Trust Agreement (the “Rabbi Trust”).

Notwithstanding any contrary terms of the DM SERP, the RM SERP or the Rabbi Trust Agreement, this letter memorializes your consent and agreement to (i) the distribution by the Trustee to the Company, upon the Company’s direction on or prior to September 30, 2008, of up to $1,000,000 from the Trust, and (ii) the use by the Company of any amount so distributed for whatever purpose the Company chooses.

This letter does not relieve the Company of its obligation under Section 4(b) of each of the DM SERP and the RM SERP to fund the Trust (based on benefits then accrued) within 60 days following the end of each fiscal year of the Company.  Accordingly, the Company will be required to contribute an amount equal to (i) any amount distributed to it from the Trust pursuant to this letter, plus (ii) any other amounts required to be contributed to the Trust in the ordinary course (e.g., amounts in respect of SERP benefits accrued during the 2008 fiscal year), no later than November 29,  2008.

This letter, except as to the approval of actions contemplated hereby, is in no way to be treated as otherwise rendering the Trust revocable nor authorizing the use of Trust assets for any purpose other than as described in the Rabbi Trust Agreement.

For avoidance of doubt, Mr. and Mrs. Matthias’ execution of this letter evidences their specific consent to actions of the Trustee in following the directions of the Company to distribute to the Company Rabbi Trust assets.  Mr. and Mrs. Matthias, their beneficiaries, and the Company completely release the Trustee (including its successors, officers, employees, attorneys and agents) from any and all claims, demands, causes of action, obligations, controversies and liabilities of any kind, in law, equity or otherwise, arising out of the Trustee’s distribution of Rabbi Trust assets to the Company in accordance with this letter.

To acknowledge your consent to and agreement with the foregoing, please execute and date this letter in the spaces provided below and return the executed copies to me.  This letter may be signed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute a single instrument.

Sincerely,

MOTHERS WORK, INC.

By:	/s/ Ron Masciantonio
Ron Masciantonio
Vice President and General Counsel

Acknowledged and agreed on this
28th day of March, 2008:

/s/ Dan W. Matthias
Dan W. Matthias

COMMONWEALTH OF PENNSYLVANIA	:
: SS.
COUNTY OF PHILADELPHIA	:

On this 28th day of March, 2008, before me personally appeared Dan W. Matthias, known to me or satisfactorily proven to be the person described in and who executed this letter agreement, and acknowledged that he executed the same as his free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ Paula Kurtz
Notary Public
My Commission Expires: 9/1/2011

Acknowledged and agreed on this
28th day of March, 2008:

/s/ Rebecca C. Matthias
Rebecca C. Matthias

COMMONWEALTH OF PENNSYLVANIA	:
: SS.
COUNTY OF PHILADELPHIA	:

On this 28th day of March, 2008, before me personally appeared Rebecca C. Matthias, known to me or satisfactorily proven to be the person described in and who executed this letter agreement, and acknowledged that she executed the same as her free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ Paula Kurtz
Notary Public
My Commission Expires: 9/1/2011

Acknowledged and agreed on this
28th day of March, 2008:

Wachovia Bank, National Association

By:	/s/ Dawn S. Puky

Title:	Vice President